195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Merrill B. Blanksteen Executive Vice President NewAlliance Bank 203 789 2639

NewAlliance Reports an 18.3% Increase in Linked Quarter Earnings
Sees Improvement in EPS and Net Interest Margin

New Haven, Connecticut, April 29, 2008 – NewAlliance Bancshares, Inc. (NYSE: NAL), the holding company for NewAlliance Bank today announced net income of $12.9 million or $.13 per diluted share for the first quarter of 2008, compared to $10.9 million or $.11 per diluted share for the fourth quarter 2007 and $9.3 million or $.09 per diluted share for the first quarter of 2007.

Peyton R. Patterson, Chairman, President and Chief Executive Officer, stated, “We are pleased to see a positive trend in earnings, particularly in the net interest margin despite the precipitous decline in housing market conditions and the continued disruption in the capital markets.  Credit quality remains strong with net charge-offs to average loans during the quarter of less than one basis point. ”

The Company also previously announced that its Board of Directors voted to increase the quarterly dividend to $.07 per share from $.065 per share, payable on May 16, 2008 to shareholders of record on May 6, 2008.  The dividend is up 8% from the prior quarter.

First Quarter Highlights (First Quarter 2008 vs. First Quarter 2007):

• Net interest margin increased 6 basis points to 2.56% compared to 2.50% for the first quarter of 2007;

• Average loan balances increased by $376.5 million, or 8.6%, from March 2007, driven by growth in all loan categories;

• Deposit costs were reduced by $2.0 million while average balances of core deposits increased by $56.8 million;

• The effective tax rate decreased to 27.1% from 32.9% at March 31, 2007 due to a successful conclusion of an IRS audit that was completed in the first quarter of 2008, which   reduced the income tax provision by $924,000;

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• Return on Equity (ROE) increased 92 basis points to 3.66% from 2.74% for the first quarter of 2007;

• Operating expenses adjusted for severance and merger costs were essentially flat with last year; however as a percentage of average assets expenses decreased 8 basis points to 2.02% from 2.10% compared to the first quarter of 2007; and

• Improved per common share data:
o Book value per share increased to $13.03 at March 31, 2008 from $12.62 at March 31, 2007.
o Tangible book value per share at March 31, 2008 was $7.70 an increase from $7.40 at March 31, 2007.
o Diluted weighted average shares decreased 4.2 million shares to 100.5 million diluted shares at March 31, 2008.

Linked Quarter Highlights (First Quarter 2008 vs. Fourth Quarter 2007):

• Net interest margin increased 7 basis points to 2.56% compared to 2.49% for the fourth quarter of 2007;

• Credit quality remained strong.  Compared to the fourth quarter 2007, the Company experienced decreases of $1.4 million and $600,000 in net charge-offs and the provision for loan losses, respectively.  The allowance for loan losses to total loans increased by 2 basis points to 0.95% at March 31, 2008 from 0.93% at December 31, 2007;

• The Company repurchased approximately 148,000 shares of Company stock during the quarter at an average price of $11.37 per share. The Company still has 4.7 million shares it can repurchase under the current Board authorization;

• Increased investment management, brokerage and insurance fees $1.2 million, or 94.7%, from the fourth quarter of 2007;

• Opened a new full service branch in Fairfield County, bringing our total banking offices operating in Connecticut and Massachusetts to 89; and

• Reduced deposit costs by $3.5 million, while average balances of core deposits increased by $37.6 million.

NewAlliance’s net interest margin for the quarter ended March 31, 2008 was 2.56%, an increase of 6 basis points for the same period in the prior year and 7 basis points on a linked quarter basis.  The drivers of the increase from the prior year period were the increase in the average balances on interest-earning assets and the securities portfolio restructuring undertaken in the second quarter of 2007.  The increase on a linked quarter basis is primarily due to aggressively reducing interest expense on deposits.  We experienced a 32 basis point decline on the average rate paid on interest-bearing deposits from the fourth quarter 2007 by increasing core deposits and allowing higher priced time deposits to run off.  Average core deposits increased $37.6 million while average time deposits decreased $103.6 million.

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Non-interest income for the first quarter ended March 31, 2008 experienced improvement over the prior year ($1.4 million) and on a linked quarter basis ($1.4 million).  A common theme in both periods is the marked increase in investment management, brokerage and insurance fees which increased $858,000 from the prior year and a $1.2 million enhancement from the fourth quarter of 2007.  These increases are due to the sales of fixed annuity products resulting from a favorable yield curve, strong marketing efforts and the favorable impact of the Connecticut Investment Management, Inc. acquisition in March of last year.

Non-interest expense for the quarter ended March 31, 2008 was up 5.2% to $42.2 million from $40.2 million at the quarter end December 31, 2007.  Excluding a severance charge in the first quarter of 2008 for an executive, the increase on a linked quarter basis would have been 2.3% or $932,000, half of which is attributable to a seasonal increase in payroll taxes.  Compared to the prior year period, non-interest expense, adjusted for severance and merger related charges, increased slightly by approximately $135,000, or less than one percent.

Asset quality remained a strength at NewAlliance with overall positive coverage ratios at quarter end March 31, 2008.  Nonperforming loans to total loans were 0.40% as compared to 0.35% in the prior quarter.  Nonperforming assets to total assets were 0.24% as compared to 0.21% for the same period.  Net charge-offs experienced a significant decline of approximately $1.4 million to $99,000 from the prior quarter while the coverage ratio of the allowance for loan losses to total loans increased 2 basis points to 0.95%.  These positive factors resulted in Management’s decision to decrease the loan loss provision $600,000 from the prior quarter.

“We continue to deliver on the priorities that I outlined at the beginning of the year.  We successfully brought down the cost of our deposits, increased non-interest income as a percentage of operating revenue, continued diligent expense control and maintained strong risk management and asset quality. We continue to concentrate on the fundamentals and have made significant strides in a very tumultuous environment.  That being said, we are cognizant of the ongoing deterioration in the economic landscape and the challenge of producing quality loan and deposit growth in this environment.  This has our attention and focus,” said Ms. Patterson.

At March 31, 2008, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.18 billion in assets and operated 89 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

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NewAlliance will hold a conference call on first quarter earnings at 10 a.m. Eastern Time on Wednesday, April 30, 2008.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call at 1-800-860-2442.  The international dial-in number is 1-412-858-4600.

A replay of the webcast and call will be available after 12 Noon on April 30 through May 7, 2008.  To access the replay, dial 1-877-344-7529.  For international access, dial 1-412-317-0088.  The passcode for either replay number is 417773.

NewAlliance will also have a podcast available from its website a few hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as other unusual events, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  The Company’s results reported above reflect the impact of acquisitions completed within the periods reported.  Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

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NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except per share data)	2008	2007	2007	2007	2007

Interest and dividend income	$102,214	$106,510	$101,853	$98,111	$96,806
Interest expense	56,208	61,180	58,161	55,502	53,401

Net interest income before provision for loan losses	46,006	45,330	43,692	42,609	43,405
Provision for loan losses	1,700	2,300	1,000	600	1,000
Net interest income after provision for loan losses	44,306	43,030	42,692	42,009	42,405

Non-interest income
Depositor service charges	6,632	7,030	7,419	7,003	6,489
Loan and servicing income	381	422	522	612	446
Trust fees	1,670	1,715	1,724	1,676	1,667
Investment management, brokerage & insurance fees	2,532	1,300	1,976	1,861	1,674
Bank owned life insurance	1,529	1,567	1,639	1,600	1,570
Net gain (loss) on securities	1,138	286	(5,641)	(22,345)	158
Net gain on sale of loans	257	497	328	467	197
Other	1,527	1,429	2,490	1,360	2,028
Total non-interest income	15,666	14,246	10,457	(7,766)	14,229

Non-interest expense
Salaries and employee benefits	23,689	21,306	19,714	21,635	21,857
Occupancy	4,895	4,153	4,456	4,325	4,404
Furniture and fixtures	1,686	1,784	1,647	1,702	1,741
Outside services	4,273	4,187	4,195	4,182	4,578
Advertising, public relations, and sponsorships	1,709	2,157	1,862	2,258	1,679
Amortization of identifiable intangible assets	2,364	2,687	2,957	2,951	3,088
Merger related charges	56	114	70	472	1,867
Other	3,565	3,773	3,680	3,410	3,555
Total non-interest expense	42,237	40,161	38,581	40,935	42,769

Income (loss) before income taxes	17,735	17,115	14,568	(6,692)	13,865

Income tax provision (benefit)	4,801	6,180	7,147	(2,833)	4,569

Net income (loss)	$12,934	$10,935	$7,421	$(3,859)	$9,296

Earnings (loss) per share
Basic	$0.13	$0.11	$0.07	$(0.04)	$0.09
Diluted	0.13	0.11	0.07	(0.04)	0.09

Weighted average shares outstanding
Basic	100,277,267	101,228,135	103,173,249	103,872,256	104,196,785
Diluted	100,330,148	101,620,081	103,610,578	104,605,351	104,699,748

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	March 31,
(In thousands)	2008	2007	2007
Assets
Cash and due from banks, noninterest bearing	$121,246	$108,917	$135,350
Short-term investments	25,000	51,962	85,981
Investment securities available for sale	2,109,367	2,201,021	2,129,395
Investment securities held to maturity	334,583	290,472	293,869
Loans held for sale	7,268	2,669	7,958
Loans
Residential real estate	2,414,302	2,389,944	2,245,702
Commercial real estate	1,198,103	1,194,613	1,115,798
Commercial business	454,463	457,745	472,279
Consumer	692,086	685,667	660,293
Total loans	4,758,954	4,727,969	4,494,072
Less allowance for loan losses	(45,414)	(43,813)	(41,930)
Total loans, net	4,713,540	4,684,156	4,452,142
Premises and equipment, net	61,530	61,939	65,062
Cash surrender value of bank owned life insurance	133,588	132,059	127,253
Goodwill	528,117	531,191	530,584
Identifiable intangible assets	50,952	53,316	61,400
Other assets	96,818	93,282	89,165
Total assets	$8,182,009	$8,210,984	$7,978,159

Liabilities
Deposits
Regular savings	$1,126,787	$941,051	$879,854
Money market	494,845	492,042	499,040
NOW	405,669	401,097	454,648
Demand	484,380	477,408	513,081
Time	1,745,933	2,062,067	2,095,487
Total deposits	4,257,614	4,373,665	4,442,110
Borrowings
Federal Home Loan Bank advances	2,211,038	2,136,965	1,802,354
Repurchase agreements	187,512	192,145	197,146
Junior subordinated debentures	24,885	24,935	25,085
Other borrowings	1,425	1,459	1,560
Other liabilities	84,686	74,708	78,415
Total liabilities	6,767,160	6,803,877	6,546,670

Stockholders' equity	1,414,849	1,407,107	1,431,489

Total liabilities and stockholders' equity	$8,182,009	$8,210,984	$7,978,159

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2008	2007	2007	2007	2007
Net interest income before provision for loan loss	$ 46,006	$ 45,330	$ 43,692	$ 42,609	$ 43,405
Net income (loss)	12,934	10,935	7,421	(3,859)	9,296
Shares outstanding (end of period)	108,590,368	108,851,592	111,618,678	112,877,629	113,452,440
Weighted average shares outstanding:
Basic	100,277,267	101,228,135	103,173,249	103,872,256	104,196,785
Diluted	100,330,148	101,620,081	103,610,578	104,605,351	104,699,748
Earnings per share:
Basic	$ 0.13	$ 0.11	$ 0.07	$ (0.04)	$ 0.09
Diluted	0.13	0.11	0.07	(0.04)	0.09
Shareholders' equity (end of period)	1,414,849	1,407,107	1,418,832	1,423,868	1,431,489
Book value per share (end of period)	13.03	12.93	12.71	12.61	12.62
Tangible book value per share (end of period)	7.70	7.56	7.45	7.41	7.40

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.56%	2.49%	2.49%	2.44%	2.50%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.06	1.94	1.92	1.86	1.93
Average yield on interest-earning assets	5.70	5.85	5.80	5.62	5.58
Average rate paid on interest-bearing liabilities	3.64	3.91	3.88	3.76	3.65
Return on average assets	0.64	0.53	0.37	(0.20)	0.48
Return on average equity	3.66	3.10	2.09	(1.08)	2.74

At period end:
Tier 1 leverage capital ratio	11.20%	10.92%	11.64%	11.93%	12.10%
Tangible equity/tangible assets	10.99	10.79	10.94	11.37	11.37

Asset Quality Information
Nonperforming loans	$ 18,989	$ 16,386	$ 19,435	$ 15,146	$ 18,502
Total nonperforming assets	19,546	17,283	19,547	15,258	18,614
Nonperforming loans as a % of total loans	0.40%	0.35%	0.42%	0.33%	0.41%
Nonperforming assets as a % of total assets	0.24	0.21	0.24	0.19	0.23
Allowance for loan losses as a % of total loans	0.95	0.93	0.92	0.92	0.93
Allowance for loan losses as a % of nonperforming loans	239.16	267.38	221.25	280.09	226.62

Provision for loan losses	$ 1,700	$ 2,300	$ 1,000	$ 600	$ 1,000

Banking offices	89	88	88	88	88

Non-GAAP Financial Information and Ratios

Net income (loss), GAAP	$ 12,934	$ 10,935	$ 7,421	$ (3,859)	$ 9,296
Net loss on sale of restructured AFS securities, net of tax	-	-	3,691	14,673	-
Merger costs, net of tax	36	74	46	307	1,214
Charitable contribution valuation allowance adjustment	-	1,000	2,600	-	-
Proforma net income	$ 12,970	$ 12,009	$ 13,758	$ 11,121	$ 10,510

Proforma net income per share - basic	0.13	0.12	0.13	0.11	0.10
Proforma net income per share - diluted	0.13	0.12	0.13	0.11	0.10

Noninterest income as a percent of
operating revenue (1)	24.26%	20.99%	25.69%	25.34%	23.59%
Noninterest income (1)	$ 14,738	$ 12,046	$ 15,108	$ 14,464	$ 13,402
Proforma return on average assets (2)	0.64%	0.58%	0.69%	0.56%	0.54%
Proforma return on average tangible assets (2)	0.69	0.63	0.75	0.61	0.58
Proforma return on average equity (2)	3.67	3.41	3.87	3.12	3.09
Proforma return on average tangible equity (2)	6.24	5.83	6.60	5.32	5.09
Efficiency ratio (3)	69.24	69.86	65.48	71.55	75.15
Proforma efficiency ratio (3) (4)	69.15	69.66	65.37	70.73	71.87

(1) Excludes total net gains or losses on securities & limited partnerships
(2) Excludes net loss on the sale of restructured AFS securities and merger costs, net of tax and the charitable contribution valuation allowance adjustment included in tax expense. (Where applicable)
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes merger costs

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2008			March 31, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,396,849	$33,278	5.55%	$2,146,803	$29,820	5.56%
Commercial real estate	1,199,161	18,887	6.30	1,121,284	18,372	6.55
Commercial business	456,668	7,365	6.45	444,460	8,118	7.31
Consumer	687,913	10,287	5.98	651,553	10,754	6.60
Total Loans	4,740,591	69,817	5.89	4,364,100	67,064	6.15
Short-term investments	28,668	284	3.96	64,418	878	5.45
Investment securities	2,409,659	32,113	5.33	2,512,434	28,864	4.60
Total interest-earning assets	7,178,918	$102,214	5.70%	6,940,952	$96,806	5.58%
Non-interest-earning assets	946,738			849,415
Total assets	$8,125,656			$7,790,367

Interest-bearing liabilities
Deposits
Money market	$492,249	$3,221	2.62%	$508,232	$3,991	3.14%
NOW	381,017	517	0.54	418,209	1,042	1.00
Savings	998,291	5,750	2.30	841,355	3,234	1.54
Time	1,942,892	20,510	4.22	2,137,139	23,754	4.45
Total interest-bearing deposits	3,814,449	29,998	3.15	3,904,935	32,021	3.28
Repurchase agreements	189,980	1,149	2.42	200,814	1,923	3.83
FHLB advances and other borrowings	2,170,195	25,061	4.62	1,740,776	19,457	4.47
Total interest-bearing liabilities	6,174,624	56,208	3.64%	5,846,525	53,401	3.65%
Non-interest-bearing demand deposits	459,678			506,646
Other non-interest-bearing liabilities	76,440			78,166
Total liabilities	6,710,742			6,431,337
Equity	1,414,914			1,359,030
Total liabilities and equity	$8,125,656			$7,790,367
Net interest-earning assets	$1,004,294			$1,094,427
Net interest income		$46,006			$43,405
Interest rate spread			2.06%			1.93%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.56%			2.50%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.26%			118.72%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2008			December 31, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,396,849	$33,278	5.55%	$2,396,115	$33,384	5.57%
Commercial real estate	1,199,161	18,887	6.30	1,172,326	19,325	6.59
Commercial business	456,668	7,365	6.45	461,378	8,511	7.38
Consumer	687,913	10,287	5.98	680,724	11,033	6.48
Total Loans	4,740,591	69,817	5.89	4,710,543	72,253	6.14
Short-term investments	28,668	284	3.96	66,455	858	5.16
Investment securities	2,409,659	32,113	5.33	2,500,550	33,399	5.34
Total interest-earning assets	7,178,918	$102,214	5.70%	7,277,548	$106,510	5.85%
Non-interest-earning assets	946,738			939,543
Total assets	$8,125,656			$8,217,091

Interest-bearing liabilities
Deposits
Money market	$492,249	$3,221	2.62%	$500,510	$4,346	3.47%
NOW	381,017	517	0.54	385,968	992	1.03
Savings	998,291	5,750	2.30	921,915	5,225	2.27
Time	1,942,892	20,510	4.22	2,046,451	22,919	4.48
Total interest-bearing deposits	3,814,449	29,998	3.15	3,854,844	33,482	3.47
Repurchase agreements	189,980	1,149	2.42	226,868	1,837	3.24
FHLB advances and other borrowings	2,170,195	25,061	4.62	2,173,164	25,861	4.76
Total interest-bearing liabilities	6,174,624	56,208	3.64%	6,254,876	61,180	3.91%
Non-interest-bearing demand deposits	459,678			485,235
Other non-interest-bearing liabilities	76,440			67,413
Total liabilities	6,710,742			6,807,524
Equity	1,414,914			1,409,567
Total liabilities and equity	$8,125,656			$8,217,091
Net interest-earning assets	$1,004,294			$1,022,672
Net interest income		$46,006			$45,330
Interest rate spread			2.06%			1.94%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.56%			2.49%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.26%			116.35%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2008	2007	2007	2007	2007
Nonperforming assets
Residential real estate	$7,068	$4,837	$4,514	$3,090	$2,791
Commercial real estate	5,304	5,796	7,103	5,795	9,219
Commercial business	5,497	4,912	6,977	5,406	5,695
Consumer	1,120	841	841	855	797
Total nonperforming loans	18,989	16,386	19,435	15,146	18,502

Other nonperforming assets, net	557	897	112	112	112

Total nonperforming assets	$19,546	$17,283	$19,547	$15,258	$18,614

Allowance for loan losses	$45,414	$43,813	$43,000	$42,423	$41,930

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31
	2008	2007	2007	2007	2007
Net loan charge-offs (recoveries)
Residential real estate	$47	$(189)	$(2)	$(4)	$(36)
Commercial real estate	(11)	723	(12)	262	(212)
Total real estate	36	534	(14)	258	(248)
Commercial business	(50)	666	311	(142)	484
Consumer	113	287	126	146	(19)
Total net charge-offs	$99	$1,487	$423	$262	$217

Provision for loan losses	$1,700	$2,300	$1,000	$600	$1000

	At or For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2008	2007	2007	2007	2007
Ratios
Allowance for loan losses to total loans	0.95%	0.93%	0.92%	0.92%	0.93%
Allowance for loan losses to nonperforming loans	239.16	267.38	221.25	280.09	226.62
Nonperforming loans to total loans	0.40	0.35	0.42	0.33	0.41
Nonperforming assets to total assets	0.24	0.21	0.24	0.19	0.23
Net charge-offs to average loans (annualized)	0.01	0.13	0.04	0.02	0.02